Exhibit 99.1

FOR IMMEDIATE RELEASE

Mountain High Acquisitions Corp. Completes Acquisition of
Versatile, Rapidly Expanding California-based CBD company

(SCOTTSDALE, AZ) May 14, 2020 – MOUNTAIN HIGH ACQUISITIONS CORP. (OTCQB: MYHI), announces it has completed the acquisition of GPS Associates, Inc. (GPS), a California-based company engaged in the formulation, manufacture and distribution of hemp-derived CBD products at its cGMP, FDA-registered facility in Santa Ana. The company’s world-class team of professionals includes chemists, herbalists, and botanists committed to combining high-quality organic CBD with synergistic organic, raw herbs to produce pure, premium consumer products. In fact, all of the products manufactured at GPS are tested at independent, third-party labs to prove potency and purity.

According to BDS Analytics and Arcview Market Research, the collective market for CBD sales is expected to exceed $20 billion in the United States by 2024, as applications for CBD are brought to market across diverse industries such as cosmetics, health products, food and beverage, pet products, skin care, and pharmaceuticals.

“There is tremendous opportunity in the CBD product space, and we believe that the stress caused by the current coronavirus pandemic will only increase demand for CBD products, creating accelerated growth in the space,” said MYHI CEO Alan Smith. “The key to success is having the right team with the right expertise and sufficient access to capital for product diversification, differentiation and distribution. Together, we believe that MYHI and GPS have that winning formula.”

The continually expanding product lineup developed and manufactured by GPS is distributed directly online under its retail brand name Zen Drops as well as through its white label customers nationwide.

“We believe in the synergistic power of using organic raw herbs in combination with hemp CBD in our formulations to maximize results. Our product development team has a variety of exciting new formulations and delivery systems currently in the development and with MYHI now behind us, we’re thrilled to be poised for further diversification and wider distribution,” said Paul Gaudreau, CEO of GPS.

To meet the demand created by the coronavirus pandemic, GPS is also expanding its operations to produce medical grade hand sanitizer using a 100% natural formulation with red thyme—known for its exceptional antiviral, antimicrobial, and antiseptic properties.

MYHI acquired GPS Associates, Inc. from Trilogy Capital, LLC on May 13, 2020 for 215,250,000 MYHI common shares, based on a company valuation for GPS of $1,650,000. While the acquisition was expected to close by March of this year, the transaction was delayed due to the conversion of GPS from an LLC to a C corporation and disruptions to due diligence completion caused by the coronavirus pandemic stay-in-place orders and social distancing guidelines.

Also, on April 23, 2020 MYHI raised $94,000 through the issuance of 11,750,000 common shares to Trilogy Capital, LLC at $0.008 per share. The proceeds of this offering were used to pay off the balance of $93,752 due on the April 24, 2020 maturity of the Promissory Note payable to St George Investments, LLC.

About MYHI

Mountain High Acquisitions Corp. (OTCQB: MYHI) is a holding company focused on the acquisition and development of businesses and other assets within the hemp industry. www.mountainhighac.com

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